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As filed with the Securities and Exchange Commission on August 13, 2002
Registration No. 333 - 90232

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Primus Telecommunications Group, Incorporated (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	54-1708481 (I.R.S. Employer Identification No.)

1700 Old Meadow Road
Suite 300
McLean, Virginia 22102
(703) 902-2800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

K. Paul Singh
Chairman, President and Chief Executive Officer
Primus Telecommunications Group, Incorporated
1700 Old Meadow Road
Suite 300
McLean, Virginia 22102
(703) 902-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Brian J. Lynch, Esq.
Darren K. DeStefano, Esq.
Cooley Godward LLP
One Freedom Square
11951 Freedom Drive
Reston, Virginia 20190
Tel: (703) 456-8000
Fax: (703) 456-8100

Approximate date of commencement of proposed sale to the public:  Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        This Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-90232) shall hereafter become effective in accordance with the provisions of Section 6(c) of the Securities Act of 1933, as amended.

Deregistration of Securities

        On June 11, 2002, Primus Telecommunications Group, Incorporated (the "Registrant") filed a registration statement on Form S-3 (No. 333-90232) (the "Registration Statement"), which registered for resale by the selling stockholder named therein 1,200,000 shares of its common stock, par value $.01 per share, along with the associated Series B Junior Participating Preferred Stock Purchase Rights. The Registrant has been advised by the selling stockholder that the selling stockholder has completed the offering covered by the Registration Statement. Accordingly, pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to terminate the Registration Statement and to deregister all securities registered pursuant to the Registration Statement remaining unsold as of the date this Post-Effective Amendment No. 1 is filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of McLean, County of Fairfax, Commonwealth of Virginia, on the 13th day of August, 2002.

By:	/s/ K. Paul Singh K. Paul Singh Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ K. Paul Singh K. Paul Singh	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2002
/s/ John F. DePodesta * John F. DePodesta	Executive Vice President and Director	August 13, 2002
/s/ Neil L. Hazard * Neil L. Hazard	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 13, 2002
/s/ Nick Earle * Nick Earle	Director	August 13, 2002
/s/ David E. Hershberg * David E. Hershberg	Director	August 13, 2002
/s/ Douglas M. Karp * Douglas M. Karp	Director	August 13, 2002
/s/ John Puente * John Puente	Director	August 13, 2002
/s/ Pradman P. Kaul * Pradman P. Kaul	Director	August 13, 2002
* By:	/s/ K. Paul Singh K. Paul Singh Attorney-in-Fact

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Deregistration of Securities
SIGNATURES